DEFINITION ANNEX TO APARTMENT LEASE

1. **Landlord**: La Park La Brea B LLC
2. **Landlord's Representative**: OP Property Mgmt, LPis the management company that manages the Community for Landlord, and which is authorized to receive notices, demands, and service of process on behalf of the Landlord. Landlord's Representative is Landlord's agent.
3. **Rental Payments and Notices to Landlord**: Rental payments are to be made to 348 Hauser Blvd
   Los Angeles CA 90036-3276

   Phone: (323) 937-5251

   Notices, demands and service of process on Landlord may be delivered to Landlord's Representative at the same location. The usual days and hours during which someone is available to receive payments are
   M-F: 10:00 AM - 06:00 PM, Sat & Sun: 10:00 AM - 05:00 PM
4. **Landlord's E-Mail Address**: palazzoeast@aimco.com
5. **Resident(s)**: Rory Cutaia
6. **Resident(s) Phone Numbers and Email Addresses**:
   (909) 896-0648 RoryCutaia@gmail.com
7. **Resident's Address**: The address of the Apartment Home.
8. **Additional Live-In Residents**:

First Name	Last Name

9. **Community**: Palazzo East at Park La Brea, The(C)-042667
10. **Apartment Home**: 344 South Hauser, Bldg 5 #5-414
    Los Angeles CA 90036
11. **Lease Start Date**: 06/22/2017
12. **Lease End Date**: 04/30/2018
13. **Deposit**: $1000.00
14. **Rent**: $4743.00 + Sales Tax per month where applicable.
15. **Short Term Renewal Rent**: $600.00 plus the higher of the Fair Market Rent or the current monthly Rent being paid by Resident immediately prior to the commencement of the Two-Month Renewal Term. The "Fair Market Rent" equals the rent that Landlord would charge for an apartment home comparable to the Apartment Home on the date that Landlord provides notice to Resident of the Short Term Renewal Rent.
16. **Late Charges Date**: The 4th day of the month.
17. **Late Charge**: $150.00
18. **NSF Charge**: $25.00
19. **Early Termination Option Fee:** Three months' Rent at the rate current when the Early Termination Option is exercised.
20. **Attorney Fee Cap**: $1,000.00
21. **Utilities To Be Provided By Landlord**:
    None
22. **Asbestos.** _______ [If this line is checked] This Community and the Apartment Home may/do contain asbestos.
23. **Pest Control** [check as applicable]:
    _______ Landlord has not contracted with a registered structural pest control company to provide periodic pest control services to the Community. Resident agrees to notify Landlord immediately upon the discovery of any insect or other pest infestation.
    Landlord has contracted with a registered structural pest control company to provide pest control services to the Community periodically and acknowledges receiving a written notice regarding pesticides used in the Community as provided for under California Business and Professions Code §8538 and California Civil Code §1940.8.
24. **Smoke Free Areas:** The following areas are designated smoke-free areas:

    Resident shall pay Landlord upon demand for

    pest control as additional rent.

__X__ The Apartment Home
__X__ The building in which the Apartment Home is located
__X__ All common areas

_______ The entire Community, including individual Apartment Homes and common areas, except the following areas:
N/A

ADDITIONAL DEFINED TERMS

1. **Definition Annex:** This Definition Annex to Apartment Lease.
2. **Additional Live-In Resident**: A person who is under 18 years of age, or has a legal guardian, at the time of the Lease Start Date or when the applicable Renewal Term begins, as identified in Resident's rental application or as subsequently changed with the prior written consent of Landlord.
3. **Lease Term**: The term commencing on the Lease Start Date and ending on the Lease End Date. The Lease Term also includes any Renewal Term, or other extension of the Lease.
4. **Common Areas**: All parking lots, driveways, walkways, passageways, landscaped areas, laundry rooms, recreational areas and other areas and facilities available for common use by residents.
5. **Community Rules**: Any and all written Community policies, rules or procedures, all of which shall be considered part of this Lease, including without limitation, the Community Policies and Procedures attached as an addendum to this Lease.
6. **Landlord's Related Parties**: Collectively, Landlord, Landlord's Representative and the respective officers, directors, members, managers, partners, shareholders, employees, affiliates, agents and representatives of Landlord and Landlord's Representative.
7. **Resident Parties**. Resident, Additional Live-In Residents and their guests and invitees.
8. **Rent Concession**: Any rent or similar concession, whether by free rent, partially abated rent, reimbursed expenses, waived fees or otherwise.
9. **Losses**: Any claim, action, lien, liability, fine, damages, injury (whether to person or property or resulting in death), cost or expense, including reasonable attorneys' fees and costs (including in-house counsel and all levels of proceedings).
10. **Claim**. Any claim for relief, including any alleged damages, whether accrued, contingent, inchoate or otherwise, suspected or unsuspected, raised affirmatively or by way of defense or offset.
11. **Enforcement Costs**: Landlord's costs of enforcing the terms of this Lease and of collection, including collection agency costs, litigation costs, and reasonable attorneys' fees and costs (including in-house counsel and all levels of proceedings), whether or not a lawsuit is brought. The attorneys' fees portion of Enforcement Costs will be subject the Attorney Fee Cap.
12. **Non-Rent Defaults**: Defaults under this Lease, other than the failure to pay rent or other amounts due under this Lease that are considered "Rent" by applicable law or under this Lease.
13. **Rent Damages**: Rent due and owing, the Late Charge and Enforcement Costs.
14. **Rent Default Termination Damages**: The total sum of amounts due under this Lease through the end of the Lease Term, including mitigation costs and Enforcement Costs, minus any amounts that could have reasonably been mitigated by Landlord.

Please carefully read this entire lease prior to signing as this is a legally binding document. The lease consists of the Definition Annex, Apartment Lease, Exhibits, Addenda, and attachments.

If you have any feedback on your apartment home or community, please contact the community manager at the on-site management office. If you would like to talk with the Aimco leadership team to further discuss any concerns, or if there's something we're doing well that you'd like to tell us about, please visit www.aimco.com/feedback and the Aimco leadership team will contact you. We look forward to having you as a resident and hope you enjoy your new home!

LANDLORD: By: ______________________________ Authorized Representative

RESIDENT(S):

Resident is aware that Section 2.B. of this Lease contains an automatic renewal provision which provides that, after the Term End Date, this Lease will automatically renew for two (2) month periods until a notice of termination is given by either Resident or Landlord in accordance with Section 2.B, or, if applicable, until a Renewal Amendment is executed and delivered by Landlord and Resident.

Signature	Print Name	Date
	Rory Cutaia	
Signature	*Print Name*	*Date*
Signature	*Print Name*	*Date*
Signature	*Print Name*	*Date*
Signature	*Print Name*	*Date*
Signature	*Print Name*	*Date*

APARTMENT LEASE

THE PARTIES TO THIS APARTMENT LEASE are Landlord, acting by and through Landlord's Representative, and Resident. The Apartment Lease, together with the Definition Annex, Exhibits, Addenda and all attachments are collectively referred to herein as the "Lease". All capitalized terms are defined in the Definition Annex unless otherwise defined in this Lease.

1. LEASE OF APARTMENT HOME.

A. Use. Landlord leases to Resident the Apartment Home. Resident may use the Apartment Home only as a private residence (or for small day care operations as allowed by Law) and not for any business or commercial use; however, Resident may maintain a home office in connection with a full-time off-premises business office (including telecommuting) as long as the home office use does not involve visitors, patrons or other persons coming to the Apartment Home or the sale of goods or services from or to the Apartment Home and if permitted under applicable laws.

B. Additional Live-In Residents. Only the Resident and Additional Live-In Residents identified in the Definition Annex may occupy the Apartment Home. Resident may have a guest for no more than 7 nights in any month, unless Landlord approves a longer period. Resident must obtain the prior written consent of Landlord to change Residents or add Additional Live-In Residents.

2. LEASE TERM.

A. Initial Term. The lease of the Apartment Home is for the Lease Term.

B. Termination Notice; Automatic Short-Term Renewal.

If Landlord or Resident intends to terminate the Lease on the Lease End Date the terminating party must give written notice to other party at least 60 days before the Lease End Date of the terminating party's intent to terminate the Lease. (the "Termination Notice"). This notice requirement contractually modifies any statutory termination notice period. Resident shall vacate the Apartment Home by the Lease End Date or the end of the Two-Month Renewal Term (as applicable). If Resident gives a proper 60 day Termination Notice, fully complies with the Lease, and vacates as agreed, Resident will be relieved of further liability to Landlord for future Rent accruing after the termination date. If Resident provides the Termination Notice less than a full 60 days before the Lease End Date, then Landlord may in its sole discretion elect to allow this Lease to end on the Lease End Date or the last day of the applicable Two-Month Renewal Term (rather than allowing the Lease to automatically renew as provided in the next paragraph), provided Resident pays Landlord an amount equal to one day of Short Term Renewal Rent for each day of the 60-day notice period that extends beyond the Lease End Date or end of the Two-Month Renewal Term, as applicable. Such charge is intended to be an enforceable liquidated damages amount. Actual damages of Landlord's lost revenue caused by the Resident's failure to provide 60 days' notice of Resident's intent to vacate would be difficult to determine with any certainty, and the charge is a reasonable estimate of such damages and not a penalty.

If Resident fails to provide written notice of Resident's intent to vacate at least sixty (60) days before the end of the Lease Term or any Two-Month Renewal Term, as applicable, then this except as may otherwise allowed by Owner in its sole discretion as provided in the first paragraph of this Section 2.B, this Lease shall automatically renew for additional two (2) month terms (each a "Two-Month Renewal Term") upon the Lease End Date or the end of each Two-Month Renewal Term, as applicable. Such renewals shall automatically continue until either (i) a written notice of termination is given by either Resident at least 60 days in advance in accordance with the first paragraph of this Section 2.B, (ii) a written notice of termination is given by Landlord at least 60 days in advance of the termination date, (iii) a Renewal Amendment is signed by Resident and Landlord. During the Two-Month Renewal Term, monthly Rent will be increased to the Short Term Renewal Rent. If Landlord does not give written notice of the Short Term Renewal Rent amount before the applicable Two-Month Renewal Term, then the monthly Rent for such Two-Month Renewal Term shall be deemed to be the same as the monthly Rent in effect immediately preceding such Two-Month Renewal Term.

C. Renewal for a Term. Resident and Landlord may renew this Lease and extend the Lease Term by executing a renewal amendment (the "**Renewal Amendment**"). If executed by Resident and approved by Landlord, the Renewal Amendment shall have the same force and effect as the execution of a new lease and shall incorporate all of the terms of this Lease except as specifically changed in the Renewal Amendment.

D. Delaying Possession. If Landlord is unable to deliver possession of the Apartment Home to Resident on the Lease Start Date for any reason, Landlord shall not be in default under this Lease or liable to Resident for such delay and this Lease shall remain in force subject to the following:

(i) Rent shall abate on a daily basis during the delay, and

(ii) if the delay in possession extends for more than 5 days, Resident may terminate this Lease by giving written notice to Landlord no later than the 10th day after the Lease Start Date.

If Resident terminates the Lease, Resident shall be entitled only to a refund of the Deposit and any pre-paid Rent and this Lease shall be null and void. Resident shall not have the right to abate Rent or terminate this Lease because of cleaning or repair delays which do not prevent occupancy by Resident. If Landlord provides a Rent concession or abatement (in the initial month of occupancy or thereafter) with respect to the condition of the Apartment Home or otherwise, the same shall not be a waiver by Landlord of its right to collect the full Rent due under this Lease for any other month.

E. Early Termination. Resident is expected to remain a resident and perform all Lease obligations throughout the term of this Lease. Resident understands that Resident is liable under the Lease through the end of the Lease Term, even if Resident relinquishes possession of the Apartment Home before the end of the Lease Term. If Resident vacates the Apartment Home before the end of the Lease Term, Resident will be liable to Landlord for Rent Default Termination Damages (described in the Definition Annex of this Lease). To avoid this uncertainty, and as an alternate to liability for Rent Default Termination Damages, Resident may choose to pay a flat fee in advance to terminate the Lease early, rather than remaining liable for rent due through the end of the Lease Term. To do so, Resident may elect to exercise an Early Termination Option under the following conditions and by following these procedures:

(i) At least 60 days before the date that Resident desires to end the Lease, Resident gives Landlord written notice of Resident's election to exercise the early termination option, signed by all Residents;

(ii) Resident receives written confirmation from Landlord that Landlord has received this notice;

(iii) Resident is not in default of this Lease both when Resident gives the notice and on the date of early termination;

(iv) Resident pays Landlord all Rent and other amounts due through the early termination date;

(v) Resident pays the Early Termination Option Fee and any Rent Concession, before the early termination date; and

(vi) Resident vacates the Apartment Home on the early termination date in the manner provided in this Lease.

Exercise of the Early Termination Option will affect only Resident's obligations after the early termination date; Resident must comply with all other Lease obligations. Early termination shall not release Resident from any liability for damage to the Apartment Home or from the payment of Rent and other amounts when due, through the early termination date. Resident may not exercise the Early Termination Option under this paragraph if there are less than 3 months remaining on the Lease Term, or during a Two-Month Renewal Term.

F. Notice of Termination. After Resident gives the notice of intent to vacate or terminate under this section (including a Termination Notice), Resident cannot change Resident's move-out date as stated in the notice without

Landlord's prior written approval. Verbal notice shall not be sufficient to constitute notice of intent to vacate or terminate. Except for an early termination under this section, Resident's move out from the Apartment Home before the last day of the Lease Term or before the date of termination of a Two-Month Renewal Term shall not terminate this Lease or release Resident from liability under this Lease.

3. **RENT**.

A. Monthly Rent. Resident shall pay the Rent specified in the Definition Annex, each calendar month. Resident shall pay the first month's Rent before the Lease Start Date. If Resident does not pay the first month's Rent before the Lease Start Date, Landlord will have no obligation to give Resident possession of the Apartment Home, Landlord may keep any funds paid by Resident necessary to compensate Landlord for Resident's breach of this Lease, and Landlord may pursue any other damages allowed by law. If the Lease Start Date is not the first day of the month, Rent shall be prorated from the Lease Start Date through the last day of the month and shall be payable before the Lease Start Date. If this Lease ends on a day other than the last day of a month, Rent for the final month shall be prorated from the first day of the final month through the Lease End Date. Except for a payment due date stated in a separate utility bill sent to Resident, and except for the first month's Rent, Rent and all other amounts to be paid by Resident to Landlord under this Lease are due and payable in advance and without demand, setoff or deduction at the Landlord's Address **on the 1st day of each calendar month, and Resident shall be in default under this Lease if Resident fails to pay by that date.** Landlord may require Resident to pay Rent to an address other than Landlord's Address specified above. If Resident delivers Rent or any other payment hereunder by mail, Resident ASSUMES THE RISK that the Rent or other payment is lost or delayed in delivery, and Resident shall be liable and responsible for the failure to make such lost or delayed Rent or other payment. Landlord may require Resident to pay Rent and other amounts due under this Lease by certified check, cashier's check, money order, or direct debit and by one monthly payment rather than multiple payments. If Landlord elects (in its sole discretion) to permit Resident to pay by personal check, Landlord may assess a convenience fee for such payment. Landlord may convert Resident's check to an electronic deposit or an electronic transmission (ACH) for processing. Except as otherwise provided by law, Landlord shall not be liable for any Loss related to any inaccuracies or mistakes made in the inputting of data or electronic deposit of such check, except to the extent caused by the gross negligence or willful misconduct of Landlord. If Landlord so elects, all payments of Rent, together with any utility charges payable by Resident to Landlord pursuant to this Lease, shall be made by the following methods: Automated Clearing House ("ACH") debit, certified check or money order. Following such election by Landlord: (i) if Resident elects to make payment by ACH, Resident shall promptly complete an automatic debit form provided by Landlord authorizing Landlord to establish arrangements for the transfer of payments of Rent and such utilities by ACH debit initiated by Landlord from an account in the name of Resident established at a United States Bank; (ii) Landlord may, at its option, refuse any amount tendered by Resident in any form other than an ACH debit, certified check or money order; and (iii) for purposes of this Lease (including, without limitation, the default, Late Charge, Daily Late Fee, NSF Charge, Rent Damages and Enforcement Costs provisions hereof), in the event that Landlord is unable, through no fault of Landlord or its bank, to successfully process any ACH debit hereunder, Resident shall be deemed not to have paid, and Landlord shall be deemed not to have received, such payment of Rent and/or utilities.

B. Late Payment and Late Fees. If in any month Resident does not pay and Landlord does not receive all Rent and all other amounts due under this Lease before the Late Charges Date, Resident shall pay the Late Charge. Actual damages to Landlord resulting from Resident's failure to pay Rent and other amounts when due would be difficult to determine with any certainty, and the Late Charge is a reasonable estimate of Landlord's costs and expenses necessarily incurred as a result of Resident's failure to pay, including the lost time value of monies owed and employee time and other costs associated with tracking late amounts, giving notice of late amounts and other collection-related activities. The Late Charge is not a penalty and is intended to be an enforceable liquidated damages amount. The Late Charge does not constitute a waiver by Landlord of Landlord's remedies or of the due date of the payment of Rent and other amounts.

C. Returned Checks, Rejected Credit Card Payment or Failed ACH Debit. If a check from Resident is returned to Landlord by a bank or other entity for any reason, if any credit card or debit card payment from Resident to Landlord is rejected or if Landlord is unable, through no fault of Landlord or its bank, to successfully process any ACH debit Landlord is permitted to make hereunder, then

(i) Resident shall pay to Landlord the NSF Charge;

(ii) Resident shall pay to Landlord the Late Charge;

(iii) Landlord retains all other rights and remedies under this Lease for default; and

(iv) Landlord reserves the right to refer the matter for criminal prosecution.

It would be difficult to determine with certainty Landlord's actual damages resulting from rejection of any credit card or debit card payment from Resident to Landlord or if Landlord is unable, through no fault of Landlord or its bank, to successfully process any ACH debit. The NSF Fee is a reasonable estimate of Landlord's costs and expenses necessarily incurred as a result, including the lost time value of monies owed and employee time and other costs associated with tracking rejected credit or debit card payments and ACH debits, giving notice of rejected or unsuccessful payments and other collection-related activities. The NSF Fee is not a penalty and is intended to be an enforceable liquidated damages amount. The NSF Fee does not constitute a waiver by Landlord of Landlord's remedies or of the due date of the payment of Rent and other amounts.

D. Taxes. If any sales, use, excise, gross receipts or similar taxes are imposed on any fees or charges that Resident is required to pay under this Lease, Resident shall pay such tax to Landlord upon receipt of a bill from Landlord.

E. Application of Funds Received. Resident's right to possess the Apartment Home and all of Landlord's obligations under this Lease are expressly contingent on the timely payment of Rent and other amounts due under this Lease. Except as otherwise stated in this Lease or as required by applicable law, all funds received by Landlord (including the Deposit) shall be applied first to amounts that are not considered "Rent" by this Lease or applicable law, then to delinquent Rent and then to current Rent.

4. **SECURITY DEPOSIT**.

A. Deposit. Resident shall pay the Deposit to Landlord on or before the Lease Start Date. If Resident does not pay the Deposit to Landlord on or before the Lease Start Date, Landlord will have no obligation to give Resident possession of the Apartment Home, Landlord may keep any funds paid by Resident necessary to compensate Landlord for Resident's breach of this Lease, and Landlord may pursue any other damages allowed by law.. Landlord need not hold the Deposit in trust, nor deposit it in a segregated account, nor invest it in an interest-bearing account, unless required by law. Landlord will not pay Resident, or accrue for the benefit of Resident, any interest on the Deposit and Landlord may retain any such interest, unless required by law. The Deposit is not advance rent and cannot be applied to Rent by Resident.

B. Refund of Deposit. Landlord shall refund the Deposit to Resident as provided in this Lease and applicable law. At the option of Landlord, Landlord may pay any refund of the Deposit after applying all deductions, by one check payable and delivered to any Resident or one check jointly payable to all Residents but delivered to only one Resident. The amount of any refund will be calculated without regard to who paid the Deposit or whose conduct resulted in any deductions. Residents must provide written notice of the mailing address for any refund of the Deposit. Landlord shall mail the Deposit (less lawful deductions) and an itemized list of deductions no later than 21 days after Resident's surrender or abandonment of the Apartment Home. Upon the sale or transfer of the Community by Landlord and transfer of the Deposit to the new owner of the Community (either as a transfer of the Deposit or a credit against the purchase price), Resident shall look solely to such new owner, and not to Landlord, for a refund of the Deposit.

C. Additional Deposit. If Resident is late with Rent or any other amounts due under this Lease more than two (2) times during the Lease Term, Landlord shall have the right to immediately increase the Deposit by one-half (1/2) of the monthly Rent (provided that at no time shall the Deposit exceed the maximum security deposit allowed under applicable law). Resident shall deliver such additional Deposit to Landlord within five (5) days after demand.

5. **UTILITIES**.

A. Landlord's Payment for Utilities. Landlord shall pay only for those utilities identified in the Definition Annex, which shall not include telephone.

Resident gives Landlord the right to select any utility provider and change the same from time to time without notice. Resident shall, subject to the direction of Landlord, pay for all other utilities (including related deposits, charges, fees and services). The records and all meters in the Community are presumed to be correct for all purposes. Resident shall transfer to Resident's name any utility(ies) required by Landlord to be so transferred. . If Resident fails to transfer such utility(ies) by the time requested by Landlord, Landlord shall have the right to fine Resident an amount not to exceed $25.00 after 2 days, plus $25.00 after 30 days, plus $25.00 after 60 days.

B. Direct Billing by Landlord.

(i) Certain utility services, such as water, wastewater/sewer, trash removal, pest control, electric, cable TV and gas, may, from time to time, be billed by Landlord to Resident. The Apartment Home may not receive all of the utilities listed in the preceding sentence or the Definition Annex or may receive additional utilities. Resident may be required to contract with or pay directly certain utility providers. Resident shall pay Landlord for those utilities billed by Landlord or Landlord's agent for such billing (a "**Utility Bill**"). Such Utility Bill may be issued separate and apart from any invoice or bill for rent, or may be part of a consolidated statement containing rent, utilities, pest control and other applicable charges. These additional charges where allowed by law are considered to be additional rent and are to be paid in addition to the base rent. Resident understands that Resident may be required to pay a consolidated statement fee of

$3.75which may be in addition to or in lieu of other applicable fees.

(ii) Landlord may bill Resident for utilities based on a ratio utility billing (RUB), estimate, flat fee or actual reading of a submeter for Resident's Apartment Home, as determined by Landlord. Resident acknowledges that the basis for any utility or service related charges for which Resident is responsible may be derived from Landlord's utility bills, tax statements or other charges paid by Landlord.

(iii) Landlord may at any time require Resident to pay utility providers directly for Resident's own utility usage on a submetered or other basis as determined by Landlord. Landlord shall give Resident 30 days prior written notice before requiring Resident to begin paying a utility provider directly for Resident's utility usage.

(iv) As a regular part of each monthly Utility Bill, Resident may be charged, in which case Resident shall pay, a monthly service in addition to the utility service charges for which Resident is billed. The monthly service fee is for administration, billing, overhead and similar expenses and charges incurred by Landlord for providing or processing Utility Bills. Landlord may use a third party billing provider to provide all or part of the billing services directly.

(v) Resident agrees to allow Landlord, a billing service provider or any utility providers designated by Landlord, reasonable access to the Apartment Home to read the submeter(s), if any, for Resident's Apartment Home.

(vi) If Resident moves into or out of the Apartment Home on a date other than the first day of the month, Resident will be charged for the period of time that Resident was living in, occupying, or responsible for payment of Rent or utilities for the Apartment Home. If Resident is in default under this Lease by vacating the Apartment Home before the end of the term, Resident shall be liable for all charges for utilities until the earlier of (1) the end of the term, or (2) until the Apartment Home is re-rented.

C. Failure to Pay Utilities. Resident shall pay all charges for utilities on the date specified in a Utility Bill, whether to Landlord or a utility provider. This covenant is independent of every other covenant of this Lease. If Landlord elects to require ACH debit pursuant to Section 3, all Utility Bills payable to Landlord shall thereafter be paid by ACH debit in accordance with Section 3. If Resident is charged for utilities separately from Rent, then such charges shall be deemed "Rent" for purposes of any defaults under this Lease. Resident shall not allow any utility, other than telephone, cable or internet (if subscribed to directly by Resident) to be interrupted or interfered with or disconnected by any means, including the non-payment of a bill, until the end of the Lease Term; interruption, interference or disconnection is hazardous, and a material breach of this Lease.

D. Use of Utilities. Resident shall use the utilities only for ordinary household purposes and shall not waste them. Resident shall not tamper with, adjust or disconnect any metering or submetering system or device. Resident must comply with all energy conservation requirements imposed by Landlord, utility providers or governmental authorities. Failure to comply will be a material breach of this Lease and Resident will be responsible for resulting damages to Landlord.

E. Change or Interruption in Utility Service. Utilities now provided, or any utility rates now in effect, may not continue in the future. Resident's responsibility to pay for utilities shall be unaffected by any change in utilities, rate increase and/or reclassification. Landlord may make changes to, or install, utility wires, meters, sub-metering or load management systems, and similar electrical and other utility equipment serving the Apartment Home. This work shall be done in a reasonable manner.

6. CONDITION OF APARTMENT HOME.

A. Move-In Condition Form. Before Resident takes possession of the Apartment Home, Resident and Landlord shall inspect the physical condition of the Apartment Home. Resident and Landlord shall execute Landlord's move-in and move-out condition form (the "**Condition Form**"), identifying all material damage or defects with the physical condition of the Apartment Home. Resident's failure to report specific defects or problems on the Condition Form shall be a binding agreement by Resident and conclusive evidence that the Apartment Home is acceptable and in good condition. Landlord has not made any promises to decorate, alter, repair or improve the Apartment Home, unless Landlord otherwise expressly states in the Condition Form or otherwise. **LANDLORD MAKES NO EXPRESS WARRANTIES REGARDING THE APARTMENT HOME AND COMMUNITY, AND, TO THE MAXIMUM EXTENT PERMITTED BY LAW, EXPRESSLY DISCLAIMS AND EXCLUDES ANY AND ALL EXPRESS WARRANTIES.**

B. Cleaning and Upkeep of Apartment Home.

(i) Resident shall keep the Apartment Home, including all balconies, patios, and other areas reserved for Resident's private use, in a clean and sanitary condition.

(ii) Resident shall dispose of all garbage and recyclable materials in designated containers and areas in accordance with Landlord's regulations and applicable law. Resident shall not dispose of large items, except as permitted by Landlord. Landlord may charge Resident a fee for improper disposal of garbage.

(iii) Resident shall use all appliances, fixtures and equipment in the Apartment Home and Community in a safe manner and only for the purposes for which they are intended.

(iv) Resident shall maintain a temperature of at least 55°F in the Apartment Home so that the pipes will not freeze.

(v) Resident shall replace light bulbs in all light fixtures at Resident's expense.

(vi) Resident shall maintain all mechanical rooms located in the Apartment Home in compliance with applicable laws.

(vii) If the Apartment Home contains a "Stove Top Fire Stop" or similar canister above the stove, Resident shall be liable for any Loss related to such "Stove Top Fire Stop" or similar canister and shall pay Landlord for the replacement of each canister missing, damaged or not in working order. Resident shall notify Landlord immediately if any canister is missing or appears damaged.

(viii)Upon taking possession of the Apartment Home, Resident shall confirm that the smoke detector and carbon monoxide detector(s) (if any) are is in good working order, and Resident shall maintain the smoke detector(s) through the Lease Term.

(ix) Upon request by Landlord, Resident shall, at Resident's expense, install rugs on any wood or laminate flooring in the Apartment Home for noise mitigation if deemed necessary by Landlord.

C. No Alterations. Resident shall not make any alterations, improvements, or installations to the interior or exterior of the Apartment Home, including wallpapering, contact paper, cork boards, mirrored squares, painting, awnings, window guards, shelves, screen doors, carpeting, alarm systems,

electrical systems, telephone, computer, cable television outlets, shower head devices, washers, dryers (portable or otherwise), fans, heaters, or air conditioners without the prior written consent of Landlord. Resident may place a reasonable number of small holes in sheetrock walls and in the grooves of wood paneling to hang pictures. If Landlord permits Resident to install a washer, dryer or other appliance,

(i) Landlord may require Resident to permit Landlord to install the same (and to pay Landlord the reasonable costs of installation),

(ii) Landlord may require the use of non-burstable hoses,

(iii) Landlord may require Resident to carry Renter's Liability Insurance with a minimum of $10,000 per occurrence and $500 deductible, which insurance shall (a) be written by an insurance company licensed to write insurance in the jurisdiction in which the Community is located, (b) names Landlord as an additional insured, (c) provides that it cannot be cancelled or non-renewed without at least 30 days' prior written notice to Landlord, (d) includes a waiver of subrogation with respect to Landlord, and (e) is primary to any and all insurance carried by Landlord (collectively, the "**Insurance Requirements**").

(iv) Resident shall be liable for any Losses related to the use or presence of such appliance.

Resident shall be liable for all damage caused by any personal property or appliances permitted by Landlord. All such approved appliances must comply with applicable laws and Resident must furnish to Landlord satisfactory evidence of insurance that covers any and all damage related to such appliances prior to resident bringing such appliances into the Apartment Home, together with all insurance renewals. Resident shall not remove Landlord's fixtures, equipment, monitoring devices, or electronic alarm systems for any reason. If Resident makes any improvements to the Apartment Home (with or without Landlord's consent), such improvements shall, at the option of the Landlord, become the property of Landlord.

D. Water Furniture. Resident shall not place any water furniture in the Apartment Home, except that Resident may place a water bed in the Apartment Home so long as such water bed is permitted by applicable building codes and Resident has provided evidence to Landlord of renter's insurance that covers any property damage related to the water bed prior to Resident bringing the water bed into the Apartment Home, together with all insurance renewals. Subject to applicable law, the insurance shall

(i) be in a minimum amount of $100,000 per occurrence;

(ii) have a deductible of no more than $500; and

(iii) comply with the Insurance Requirements.

Resident shall maintain such insurance in effect for so long as the water bed is in the Apartment Home. Resident shall be liable for any Loss and shall indemnify and hold harmless Landlord with respect to the water bed. The presence of the insurance does not relieve Resident of any liability with respect to the water bed.

E. Signal Reception Devices. Resident may install signal reception devices (a "**satellite dish or antenna**") used to receive direct broadcast satellite services, receive or transmit fixed wireless signals via satellite, receive video programming services via multipoint distribution services, receive or transmit fixed wireless signals other than via satellite, and/or receive television broadcast signals at the Apartment Home, subject to the following conditions:

(i) A satellite dish or antenna may not be installed by Resident if the service received by such satellite dish or antenna is available to Resident through the building's master antenna system (if installed) at a cost comparable to the cost of Resident's proposed individual service.

(ii) A satellite dish or antenna may not exceed one meter (3.3 feet) in diameter.

(iii) The location of the satellite dish or antenna is limited to inside the Apartment Home or on a balcony or balcony railing, patio or terrace that is under the exclusive control of Resident. Installation is not permitted on any parking area, roof, exterior wall, window, windowsill, fence or Common Area or in an area that other residents are allowed to use. Allowable locations may not provide an optimal signal, or any signal at all.

(iv) Resident's installation, operation and use (a) must comply with reasonable safety standards; and all applicable laws; (b) may not interfere with Landlord's cable, telephone or electrical systems or those of neighboring properties; (c) may not be connected to Landlord's telecommunications systems; and (d) may not be connected to Landlord's electrical systems except by plugging into a 110-volt duplex receptacle. Installation must be in accordance with all applicable federal, state and local laws and in a manner that will not damage the Apartment Home. A satellite dish or antenna that is placed in a permitted outside area, must be safely secured by one of three methods: (x) securely attaching it to a portable, heavy object such as a small slab of concrete; (y) clamping it to a part of the building's exterior that lies within the Resident's Apartment Home (such as balcony or patio railing without protruding over the railing); or (z) any other methods approved by Landlord. No other methods of attachment are allowed. Landlord may require reasonable screening of the satellite dish or antenna that does not impair reception or transmission.

(v) Resident may not damage or alter the Apartment Home and may not drill holes through outside walls, door jambs, windowsills and the like. If Resident's satellite dish or antenna is located outside the Apartment Home (such as on a balcony or patio) the signals received by it may be transmitted to the interior of Resident's Apartment Home only by the following methods: (a) running a flat cable under a door jamb or window sash in a manner that does not physically alter the Apartment Home and does not interfere with proper operation of the door or window; (b) running a traditional or flat cable through a pre-existing hole in the wall that will not need to be enlarged to accommodate the cable; (c) connecting cables through a window pane similar to how an external car antenna for a cellular phone can be connected to inside wiring by a device glued to either side of the window, without drilling a hole through the window; (d) wireless transmission of the signal from the satellite dish or antenna to a device inside the Apartment Home; or (e) any other method approved by Landlord.

(vi) Resident shall maintain the satellite dish, antenna and all related equipment.

(vii) Resident shall remove the satellite dish or antenna and other related equipment when Resident moves out of the Apartment Home. Resident shall pay for any damages and for the cost of repairs or repainting which may be reasonably necessary to restore the Apartment Home to its condition prior to the installation of Resident's satellite dish, antenna or related equipment, ordinary wear and tear excepted.

(viii) As long as the satellite dish and antenna are installed in the Apartment Home, Resident shall maintain and provide Landlord prior to Resident bringing the satellite dish into the Community, with satisfactory evidence of liability insurance in the amount of $10,000 naming Landlord as an additional insured, together with all insurance renewals, to protect Landlord against Losses relating to Resident's satellite dish or antenna. Resident shall comply with all Insurance Requirements. Resident shall hold harmless and indemnify Landlord's Related Parties against any Losses related to the use, maintenance or presence of Resident's satellite dish, antenna or related equipment.

(ix) Resident's Deposit shall be increased by an Antenna Deposit of $0.00 to offset possible repair costs, damages, or failure to remove at time of move out. This addition to the Deposit does not imply a right to drill or otherwise alter the Apartment Home or Common Areas, and it may be used for any purpose, whether or not related to the satellite dish, antenna, or related equipment.

(x) Resident may start installation of Resident's satellite dish or antenna only after Resident has: (a) provided Landlord with a copy of written proof of the liability insurance referred to in this section; and (b) paid the additional Deposit referred to in this section. After Resident has met the requirements in this section, Landlord shall issue Landlord's written authorization on the Community's satellite dish approval form.

F. Damage to Apartment Home and/or Common Areas including but not limited to Community facilities. Resident shall pay to Landlord within 3 days after demand the Loss incurred by Landlord caused by any Resident Party or pets or animals. Landlord may demand such payment either before or after a repair is made. Landlord's delay in demanding such payment is not a waiver of Landlord's right to demand such payment.

G. Mold Remediation.

(i) Resident shall use best efforts to prevent any conditions in the Apartment Home that could create an environment conducive to mold growth, including:

a. Controlling indoor temperature and humidity by maintaining fresh air circulation, using the HVAC system during hot weather, (whether or not any Resident Party is in the Apartment Home) to maintain the temperature in the Apartment Home at 78°F or lower, keeping the humidity in the Apartment Home below 60%, and not running the air conditioner with windows or balcony doors open. Resident accepts responsibility for condensation and potential mold development if air conditioning is consistently run with the windows or balcony doors open. Landlord shall have the right, but not the obligation, to enter the Apartment Home upon reasonable notice to turn on the air conditioning in an effort to cause the temperature within the Apartment Home to be maintained as required herein while Resident is absent from the Apartment Home (with all utility consumption costs to be paid by Resident to the extent otherwise required herein);

b. Not disconnecting, altering or otherwise changing the HVAC system, bathroom, and kitchen exhaust fans;

c. Arranging furniture so as not to block airflow or thermostats;

d. Not installing any vapor barriers that can trap moisture in interior wall cavities, such as wall paper or paneling;

e. Not installing carpet in wet areas, such as kitchens or bathrooms, or on balconies;

f. Not storing paper and cardboard in unventilated areas;

g. Drying surfaces that develop condensation;

h. Using bathroom exhaust fans when showering;

i. Preventing elevated humidity levels from fish tanks and humidifiers;

j. Placing saucers underneath houseplants and avoiding excessive numbers of house plants;

k. Using exhaust fans when cooking, washing dishes or house cleaning;

l. Not obstructing or otherwise blocking building weep screens, drains, gutters, or any other means of water drainage from the building or balconies. Residents agree to notify building management if bathroom or kitchen sealants crack, dry out, rot, or are otherwise compromised;

m. Preventing rainwater from entering the Apartment Home;

n. Cleaning and drying any damp surfaces, carpeting or personal property within 48 hours of the dampness occurring;

o. Conducting visual inspections of the Apartment Home at least once a month for plumbing and other water leaks and reporting plumbing leaks or uncontrollable moisture to the management office promptly;

p. Conducting visual inspections of the Apartment Home at least once a month for mold on window frames, carpets, tiles, plants, personal property, wallpaper, books, and papers and regularly cleaning small amounts of mold or mildew, for example on bathtub areas and window sills, with detergent and drying the surface; and

q. Not bringing any personal property into the Apartment Home that contains visible mold.

(ii) If suspect fungal growth or excessive moisture develops, Resident shall notify Landlord immediately and shall remedy any such conditions caused by any Resident Party. Landlord's Related Parties are not responsible for the consequences of any conduct of any Resident Party that leads to or exacerbates mold growth, and Resident shall indemnify and hold harmless Landlord's Related Parties from any Loss related to such conduct. Resident promptly shall report to Landlord, in writing, any actual or potential moisture or mold problem, regardless of what may have caused such problem. Failure to make a prompt written report of any such potential moisture or mold problem constitutes a default and an unconditional waiver and release of Claims relating to the unreported conditions.

(iii) If Landlord notifies Resident of Landlord's intention to investigate and/or remediate mold in the Apartment Home, Resident shall provide immediate access to the Apartment Home to permit Landlord to investigate and/or remediate any problem. If Landlord determines that Resident should vacate the Apartment Home during investigation and/or remediation, Resident will relocate (at Landlord's expense) to another Apartment Home within the Community for the period of time necessary to complete such investigation and/or remediation. Resident's refusal to relocate in accordance with these provisions, or any other interference with Landlord's remediation efforts, shall constitute a breach of this Lease by Resident and an unconditional waiver and release of any Claims related to exposure to or the presence of mold. Upon Resident's breach of any provision of this section, Landlord may terminate this Lease, evict Resident immediately and exercise all other remedies for breach of this Lease.

(iv) If Resident is found to be partially or wholly liable for the mold infestation and cost of remediation, Resident shall be responsible for all Losses suffered by Landlord, including, but not limited to, any investigation and remediation expenses and costs to relocate Resident.

H. Emergencies. If an emergency or other event occurs which, in Landlord's reasonable opinion, jeopardizes the health, safety or welfare of Resident Parties or persons in the Community, Landlord may, subject to applicable law (i) lock-out, or otherwise prohibit, Resident from entering the Apartment Home for a reasonable period of time, and such action shall not constitute constructive or actual eviction, or (ii) terminate this Lease by written notice to Resident.

I. Basements. Resident may use the finished basement, if any, in the Apartment Home as living space as long as the occupancy limits for the Apartment Home are not exceeded. Resident acknowledges that the basement may not be flood free, and Landlord shall not be liable for any Losses arising from the use of the basement.

J. Fireplaces. Resident shall be liable for any Losses resulting from the use of any fireplace located in the Apartment Home.

K. Bed Bugs and Pests.

(i) "Pests" include (but are not limited to) ants, bed bugs, cockroaches, fleas, mites, spiders, termites, mice, rats, other vermin and insects.

(ii) Landlord has inspected the Apartment Home and is unaware of any pests in the Apartment Home. At move-in, Resident will complete and sign a Condition Form documenting the Apartment Home' condition. If Resident fails to report pests in the Condition Form, it will be presumed that the Apartment Home has been delivered in good condition and free of pests.

(iii) Resident agrees to cooperate with Landlord's pest control efforts by:

- Keeping the Apartment Home clean and uncluttered;
- Promptly advising Landlord of any pest infestations or pest control needs;
- Providing Landlord with access to Apartment Home for Landlord's pest control assessments and pest control treatment;
- Preparing the Apartment Home for pest control treatment and/or vacating the Apartment Home when necessary in connection with Landlord's pest control efforts. Resident will comply with all instructions necessary to prepare the Apartment Home for fumigation, testing/inspection or repair. Storage, cleaning, removal, or replacement of contaminated or potentially contaminated personal property will be Resident's responsibility and at Resident's expense unless the contamination was the result of Landlord's negligence, intentional wrongdoing or violation of law. Landlord is not responsible for any condition about which Landlord is not aware;
- Upon request by Landlord, promptly providing Landlord with copies of all records, documents, sampling data and other materials relating to the condition of the Apartment Home.

(iv) If requested by Landlord, Resident agrees to temporarily vacate the Apartment Home for fumigation, testing/inspection, or repairs. If Resident is required to vacate the Apartment Home for treatment, Landlord may (but will not be required to) waive rent due for the period of Resident's vacancy on a per diem basis. Alternatively, Landlord may

choose to temporarily relocate Resident to another unit for the Apartment Home during the treatment period. Resident will be entitled to neither unless the infestation was the result of Landlord's negligence, intentional wrongdoing or violation of law. Resident will bear the expense of moving Resident and his or her property to the substitute unit unless otherwise agreed by Landlord or otherwise provided by law. If Resident relocates, upon written notice of completion of the pest control measures requiring relocation, Resident will promptly return and reoccupy Resident's original unit (the Apartment Home) and vacate the substitute unit.

(v) Bed bugs are wingless parasites about 1/5 inch long. Adult bed bugs are rusty red or mahogany. Immature bed bugs are smaller and are a lighter, yellowish-white color. Bed bug infestations are becoming more common and can be found even in first class hotel and living accommodations. Bed bugs are transferred to new locations on people, their clothing, furniture, bedding, and luggage.

To prevent bed bug infestations, Resident agrees that before move-in and/or bringing new items to the Apartment Home, Resident will inspect all luggage, bedding, clothing, and personal property and to carefully scrutinize and consider the history of any used furniture before bringing it to the Apartment Home. (Resident should be mindful that furniture found discarded in or around dumpsters or elsewhere may have been discarded because of a bed bug infestation). Resident will allow Landlord to do the same upon request. If Landlord has a concern about possible infestation, Landlord may (but will not be obligated to) either prohibit Resident from bringing the item into the Apartment Home and building or, require Resident to have the item treated at Resident's expense before the item is brought into the Apartment Home or building.

Resident will immediately notify Landlord of any condition in the Apartment Home indicating a bed bug infestation, such as bed bugs (whether alive or dead); blood spots (either red or brown) or excrement spots (brown or black) on bedding or the bed; or a sweet odor.

Bed bug treatment is challenging. It requires Resident's cooperation, professional treatments over several weeks, and will require treatment and/or discarding of furniture, clothing, and personal property. Because of the difficulty of bed bug extermination, and because of the risk that bed bugs could spread into other units, Resident agrees that if bed bugs are found, Resident will immediately contact Landlord, and will not attempt to personally exterminate bed bugs without professional assistance. Resident acknowledges that Landlord shall not be responsible for any loss of personal property suffered by Resident as a result of an infestation of bedbugs. Resident may acquire renter's insurance to cover such losses.

(vi) Because pests may pose a risk to the health and safety of other residents, Resident's breach of Resident's pest control obligations is a material breach of the Lease.

(vii) Resident agrees to indemnify and hold Landlord harmless from any claims, losses, damages and expenses that Landlord incurs from the negligence of Resident or Resident's household members, guests or agents, or their failure to comply with Resident's pest control obligations.

7. **REPAIRS AND MALFUNCTIONS**. Resident shall request promptly any repairs to be made to the Apartment Home or its contents, fixtures, security devices and other equipment that belong to Landlord. Resident must notify Landlord immediately of any malfunction or damage caused by fire, water or similar cause and of any water leaks, electrical problems, heating problems, broken locks or latches or other condition that may pose a hazard to health, property or safety. Upon receipt of a request, Landlord shall endeavor to act with reasonable diligence to make the repairs and this Lease shall continue and the Rent shall not abate. The Resident's request for repair is Resident's agreement for Landlord to enter the Apartment Home to perform the repair. Landlord may decide not to enter the Apartment Home if a person under 18 years old is present without a person 18 years or older also present. Landlord temporarily may turn off equipment and interrupt utilities to avoid damage to property or to perform maintenance and this shall not constitute constructive eviction of Resident. If a request for repair is not made in writing, Resident must establish when Resident made the request.

8. **KEYS AND LOCKS**.

A. Ownership of Keys and Access Cards. All keys, access cards and remote controls are the sole property of Landlord. Landlord may charge an addition to the Deposit for any key, access card or remote control, and may charge a fee if any key, access card or remote control is lost or not returned. Resident shall be liable for any Loss related to the improper use of any key, access card or remote control. At the termination of this Lease, Resident shall return all keys, access cards and remote controls to Landlord.

B. Change in Locks. Resident shall not install additional or different locks or gates on any door or window of the Apartment Home without the prior written permission of Landlord. If Landlord approves Resident's request to install such locks, Resident shall provide Landlord with a key for each lock and shall reimburse Landlord all reasonable costs incurred to remove such locks. Resident shall not duplicate keys for the Apartment Home. Landlord may copy all keys for the Apartment Home, whether provided by Landlord or Resident.

9. **COMMUNITY POLICIES**.

A. Community Rules. Resident Parties shall comply with the Community Rules. Resident is responsible for the conduct of the Resident Parties. Landlord may make reasonable policy changes that are applicable to all residents if in writing and given to Resident. All policy changes shall be effective immediately and shall constitute a part of this Lease. **Resident acknowledges receipt of the written Community Rules from Landlord prior to the execution of this Lease and understands that the terms and conditions of the Community Rules are incorporated in this Lease.**

B. Common Areas. Common Areas are subject to Landlord's exclusive control. Sidewalks, steps, outside hallways, entrances, walkways and stairs shall not be obstructed in any way or used for any purpose other than ingress or egress. Common Areas may not be used for storage or the placement of bicycles, personal property, athletic equipment, trash, refuse or similar items. Landlord may impose specific restrictions on Resident's use of the Common Areas by giving notice by sign, letter or other means to Resident, and violation of any such restrictions shall be a default by Resident of this Lease. Resident Parties shall use Common Areas with care and solely at their own risk.

C. Defacing the Common Areas. Resident shall not litter the Community grounds or Common Areas, destroy, deface, damage or remove any part of the Apartment Home, Common Areas or other parts of the Community, or light any open fires except in designated fireplaces. Except as otherwise provided by law, Resident shall not display any sign or advertising matter that is visible outside the Apartment Home or is on the Common Areas or otherwise in the Community without Landlord's prior written consent.

D. Other Improper Conduct. Resident Parties shall not engage in unlawful, improper, unreasonable or prohibited behavior, all of which shall be a breach of this Lease, including the following:

(i) loitering in Common Areas or the management or leasing office;

(ii) using landscaped areas for recreational purposes;

(iii) serving alcoholic beverages in Common Areas;

(iv) loud, disorderly, or unlawful conduct, harassment, or nuisances, including, but not limited to, noxious odors or other emissions that violate any applicable law;

(v) disturbing, infringing upon, adversely affecting or threatening the rights, comfort, health, safety, property or convenience of others in or near the Community;

(vi) possessing, selling, or manufacturing illegal drugs or drug paraphernalia;

(vii) engaging in or threatening violence;

(viii) possessing a weapon prohibited by law;

(ix) discharging a firearm in the Community;

(x) displaying or possessing a gun, knife or other weapon in the Common Area in a way that may alarm others;

(xi) authorizing solicitors or salespersons to enter the Community;

(xii) operating a business;

(xiii) bringing hazardous materials into the Community;

(xiv) using sterno logs in the fireplace; using candles or kerosene lamps or heaters;

(xv) cooking on a balcony or in the Common Area (other than those in which such cooking is expressly permitted by Landlord);

(xvi) storing anything in closets which contains gasoline, kerosene, propane or other similar substances;

(xvii) engaging in any act or practice which will injure the reputation of the Community or cause harm to others; or

(xviii) violating any law, regulation, ordinance or order.

E. Landlord's Right to Exclude Persons. Landlord reserves the right to control the entry upon the Community by Resident's guests or invitees. Landlord reserves the right to exclude any Resident Party and other persons

(i) who, in Landlord's reasonable discretion, are involved in activities, including illegal drug-related activities, which may be harmful to the residents and neighbors of the Community,

(ii) who, in Landlord's reasonable discretion, cause disturbances at the Community which disrupt the livability of the Community or interfere with the management of the Community or the quiet enjoyment of any resident to their apartment home, or

(iii) whose activities at the Community are in violation of any laws.

Landlord may exclude anyone who previously has been evicted from the Community for a Non-Rent Default. Additional Live-In Residents, and guests and invitees who have been notified by Landlord not to return to the Community also may be arrested for criminal trespass if they return to and enter the Community. If Resident has an Additional Live-In Resident, guest or invitee in the Apartment Home or on the Community whose presence at the Community is a violation of this section, Resident shall be in violation of this Lease. If Resident does not cure such violation within 3 days after receipt of written notice from Landlord, or if Resident again is in violation of this section after receiving a notice of default and right to cure, this Lease shall terminate and Resident shall be in default of this Lease. If such violation may cause imminent harm to any person or property (as determined in Landlord's reasonable discretion), then the 3-day request shall be inapplicable and Resident shall cure the violation immediately upon verbal or written notice from Landlord.

F. Member Cards. Landlord may photograph each resident of the Community and give such resident a Member Card with his or her picture on the Member Card for identifying individuals who live and have access to the Community and the Common Areas. Landlord may install devices that require use of the Member Cards to gain access. Landlord may require that the Member Card be produced by anyone seeking access, and may exclude access for a reasonable period of time to anyone who does not produce the Member Card until the resident's identity can be verified. Landlord may disclose Resident information contained on the Member Cards, including photographs, only if Resident consents to disclosure, in accordance with the Community's resident privacy policy or if requested to do so by law enforcement officials. Landlord will not use the Member Cards for commercial purposes. Member Cards may be used only for identifying residents to the Community and not for proof of legal residency or identity to third parties. The Member Cards are the property of Landlord and must be returned upon request or upon termination of this Lease. Landlord shall have no obligation to provide or require the use of Member Cards.

G. Deliveries. Landlord may accept deliveries of certain types of parcels at the Landlord's management office. If Resident desires Landlord to permit a delivery person to enter the Apartment Home, Resident must execute Landlord's permission form. Landlord's Representatives shall not be liable for any Loss relating to deliveries accepted by Landlord or any entry into Resident's Apartment Home.

10. **PARKING AND VEHICLES**. Landlord may regulate and/or prohibit the time, manner, place of parking, number parked, charge for parking, use and/or storage of cars, trucks, recreational and commercial vehicles, motorcycles, mopeds, boats and other motor vehicles ("**Motor Vehicles**"), and of bicycles, trailers, tricycles, skateboards, roller skates, trampolines, and exercise equipment. Landlord may limit the parking spaces available for guests and invitees and limit the duration that a guest or invitee may park at the Community. A guest or invitee shall not be allowed to park at the Community for more than 7 days in any month. A Motor Vehicle is unauthorized or illegally parked in the Community if it: (A) has flat tires or other condition rendering it inoperable; (B) is on jacks, blocks or has wheel(s) missing; (C) has no current license or no current inspection sticker; (D) takes up more than one parking space; (E) belongs to a Resident or Additional Live-In Resident who has surrendered or abandoned the Apartment Home; (F) is parked in a marked handicap space without the legally required handicap insignia; (G) blocks another vehicle from exiting; (H) is parked in a fire lane or designated "no parking" or "restricted parking" area; (I) is parked in a space marked for other resident(s) or apartment homes(s); (J) is parked on the grass, sidewalk, patio or staircase; (K) blocks garbage trucks from access to a dumpster; (L) cannot lawfully be operated as a vehicle on the road; (M) has a malfunctioning alarm; or (N) is parked in a designated visitor or office parking space. Except as permitted by Landlord, Resident shall not perform repairs or maintenance on any Motor Vehicle anywhere in the Community. Motorcycles and mopeds may be parked only in designated areas and must have an operable device to prevent damage to the asphalt from the kickstand or similar support device. Gasoline, fuel grade alcohol or other explosive materials may not be stored at the Community, including, in parking areas. Resident shall be responsible for oil stains and other damage caused by any Motor Vehicle of any Resident Party. No Motor Vehicle may be parked or stored at the Community unless such Motor Vehicle is regularly used by a Resident Party as a means of transportation. Resident Parties are responsible for the proper operation of vehicle alarms and theft deterrent systems. Landlord may tow, at the expense of the owner and Resident, a Motor Vehicle that is unauthorized or illegally parked at the Community, or parked in violation of this Lease. Landlord shall not be liable for any Losses resulting from such towing.

11. **EQUIPMENT, SERVICES AND FACILITIES**. Landlord may provide for Resident's use various services, equipment and facilities (collectively, the "**Facilities**"), such as laundry rooms, exercise rooms and facilities, storerooms and swimming pools. Landlord may modify or cancel the Facilities at any time. Resident's use of the Facilities is subject to the Community Rules or the rules or instructions provided at the Community. Resident shall not allow Resident Parties who do not comply with the rules to use the Facilities. Resident may be required to show identification to enter or use the Facilities. Landlord may deny use or access to any Resident Party who fails to follow instructions or fails to comply with the rules or the requirements of this section. The Facilities are provided for Resident only as an incidental service, and Landlord may not provide any attendants or supervisors. To the extent allowed by law, Resident Parties shall use the Facilities wholly at their own risk, and will indemnify and hold harmless Landlord's Related Parties from any Claim or Loss suffered or sustained by Resident Parties in connection with the use of the Facilities, regardless of whether such Loss results from Landlord's negligence, but excluding Landlord's gross negligence or willful misconduct. Landlord disclaims, excludes and denies all express and implied warranties with respect to the physical condition and operation of the Facilities provided. The Facilities are for the exclusive use of Resident and Additional Live-In Residents and for invitees and guests of Resident and Additional Live-In Residents as permitted by Landlord.

12. **LIABILITY**

A. Insurance. **LANDLORD AND LANDLORD'S REPRESENTATIVE ARE NOT INSURERS. LANDLORD STRONGLY RECOMMENDS THAT RESIDENT SECURE INSURANCE TO PROTECT AGAINST PERSONAL INJURY AND PROPERTY DAMAGE, INCLUDING LOSSES FROM THEFT, FIRE, WATER DAMAGE AND VANDALISM.**

Resident specifically and expressly agrees that (1) he/she is not an implied co-insured of Landlord or Landlord's Related Parties under any insurance policies carried by Landlord or Landlord Related Parties and (2) Resident will be liable to Landlord for fire damage or other casualty to the Community caused by the Resident Parties.

B. Personal Safety.

(i) Landlord's Related Parties do not guarantee or warrant Resident's personal security or safety. Landlord has no duty to provide security devices. Any protective steps (such as courtesy patrols or guards) that Landlord takes are neither a guarantee nor warranty against criminal acts or against the violent tendencies of third persons in the Community or

otherwise. Resident's personal safety and security is Resident's personal responsibility.

(ii) Landlord is under no obligation or duty to inspect, test or repair any security device, except when advised by Resident that the locking device is not functioning necessary to maintain (a) an operable dead bolt lock on each main swinging entry door of a dwelling unit and (b) operable window security or locking devices for windows that are designed to be opened (except for louvered windows, casement windows and windows more than 12 feet vertically or 6 feet horizontally from the ground, a roof, or other platform). Landlord may elect to retain (or cancel) an independent contractor for lockouts, disturbances, fire lane violations and problems similar in nature. Landlord assumes no responsibility for the security of Resident through the retention of an independent contractor. Landlord has no liability for the acts or omissions, whether negligent, intentional or otherwise, of such independent contractor. The independent contractor is not a police force nor a guaranteed deterrent to crime. In the event of criminal activity, Resident should contact the police department.

(iii) Resident shall give Landlord keys, codes or operating devices immediately upon installation of any additional security device in the Apartment Home. Any security devices installed by Resident must comply with all applicable laws. Resident shall provide Landlord with a copy of any necessary permit or license prior to installing any additional security device. Resident shall be liable for any license or other fee, or any fine, related to any additional security device.

C. Release. To the greatest extent allowed by law, Resident, for Resident Parties, releases Landlord's Related Parties, and acknowledges and agrees that Landlord's Related Parties shall not be liable for any Loss incurred as a result of the following:

(i) theft, burglary, rape, assault, battery, arson, mischief or other crime, vandalism, fire, smoke, water, lightning, rain, flood, water leaks, hail, ice, snow, wind, explosion, sonic boom, interruption of utilities, electrical shock, defect in any of the contents of the Apartment Home, defects in the Community (including latent defects), pest infestations, acts of God, acts of other residents or their occupants, guests or invitees, or any other cause;

(ii) utility services, outages, interruptions or fluctuations in utilities provided to the Apartment Home;

(iii) the failure of Landlord to deliver possession of the Apartment Home or the termination of this Lease pursuant to the terms of this Lease;

(iv) the use of the Community's equipment, services and facilities;

(v) the storage, disposal or sale of personal property in the Apartment Home, including theft by others and under Section 15;

To the greatest extent allowed by law, (a) Resident, for Resident Parties, unconditionally and absolutely releases Landlord's Related Parties from all Losses and waives all claims for offset, setoff or reduction of Rent or diminished rental value of the Apartment Home resulting from such Losses, and (b) Resident shall indemnify and hold harmless Landlord's Related Parties from any Loss related to the use or occupancy of the Apartment Home or Community by Resident Parties and from any Claims made by Resident Parties.

13. **ENTRY BY LANDLORD**. Landlord and its contractors or servicemen may enter the Apartment Home as allowed by law, which includes the following purposes: to make necessary or agreed repairs, decorations, alterations or improvements, to supply necessary or agreed services, or to exhibit the Apartment Home to prospective or actual purchasers, mortgagees, tenants, workmen or contractors, or to make an inspection pursuant to subdivisions (f) of California Civil Code Section 1950.5 when Resident has abandoned or surrendered the Apartment Home or pursuant to court order. If the Apartment Home has been equipped with an electronic alarm system approved by Landlord, Landlord may turn the system off to enter the Apartment Home and may enter and allow the alarm to sound for the above described purposes.

14. **ANIMALS**. Resident shall not permit any animal, including pets (even temporarily except for service animals of guests or invitees with disabilities), to enter or remain in the Apartment Home or the Community without the prior written consent of Landlord. The presence of an animal without Landlord's consent shall constitute a material breach of this Lease.

15. **ABANDONMENT**.

A. When Abandonment Occurs. During the Lease Term, the Apartment Home and any of Resident's personal property in the Apartment Home shall be deemed abandoned and Landlord may re-take possession of it, in accordance with applicable law, if:

(i). Landlord reasonably believes that the tenant has left the Apartment Home and doesn't intend to return;

(ii). Rent has been unpaid for 14 days;

(iii). A notice of abandonment of real property has been mailed, and Resident has failed to respond within 18 days from the date of mailing, to the Resident's last known and any other addresses that have a reasonable chance of being received by Resident.

B. Disposition of Personal Property. If Resident leaves personal property in the Apartment Home at the end of this Lease or abandonment of the Apartment Home, Landlord may dispose of it as allowed by law. If Landlord does store or sell any such personal property, Resident shall pay Landlord the reasonable charges for packing, removing, storing and selling any property removed or stored by Landlord. If Landlord sells any personal property of Resident, Landlord may do so pursuant to any means permitted by law. If Landlord has stored any personal property, Resident may redeem it only as provided by law and after paying Landlord the reasonable storage costs. Landlord may require Resident to claim such redeemed personal property at the Community or place of storage.

C. Personal Property Upon Death.

(i) To the extent permitted by applicable law, upon the termination of this Lease because of the death of all Residents, Landlord may, at its option, (a) release it to Resident's "emergency contact" as designated in Resident's rental application or as otherwise provided in this section, provided that such person or the estate of Resident agrees to pay Landlord all storage costs; (b) release Resident's personal property as directed by a court or as allowed by law, provided that such person or the estate of Resident agrees to pay Landlord all storage costs; or (c) treat the personal property as abandoned personal property.

(ii) If after the death of a Resident, another Resident remains living, Landlord may treat all of the personal property located in an Apartment Home as belonging to any living Resident, unless otherwise directed by a court order.

(iii) Landlord is not required to select among competing claims to personal property.

16. **DEFAULT BY RESIDENT**.

A. Default. Resident shall be in default of this Lease if

(i) Resident fails to pay Rent or other lawful amounts when due under this Lease, including reimbursement for damages and repairs;

(ii) any Resident Party violates any covenant or condition of this Lease or any laws with respect to the use or occupancy of the Apartment Home or Community (regardless of whether arrest or conviction occurs);

(iii) Resident abandons the Apartment Home;

(iv) Resident (or Resident's Guarantor) has given incorrect or false information on the rental application;

(v) during the Lease Term, Resident or any Additional Live-In Resident is convicted of, or pleads guilty or "no contest" with respect to the manufacture, sale or distribution of any controlled substance (as defined in section 102 of the Controlled Substance Act (21 U.S.C. 802)) or any violent crime;

(vi) any illegal drugs or paraphernalia are found in the Apartment Home. Resident may exercise any statutory right to cure any default to the extent (but only to the extent) required by law; or

(vii) Resident or any Additional Live-In Resident has been is or becomes a Specially Designated National or other Blocked Person designated by the United States government as a person who commits or supports terrorism or is involved in international narcotics trafficking.

B. Remedies. Upon default by Resident, after the lapse of any applicable statutory cure period, Landlord shall have all remedies available at law, equity, statute or this Lease, all of which may be pursued individually, successively or together. Upon a default by Resident, Landlord may

(i) collect the Rent Damages, if any, and any other Loss, if any, related to any Non-Rent Defaults; or

(ii) terminate the Lease and collect the Rent Default Termination Damages, if any, and collect any other Loss, if any, related to any Non-Rent Defaults.

Landlord may (with or without demand for performance) terminate Resident's right of occupancy of the Apartment Home by giving Resident the minimum prior written notice required by law to vacate, and be entitled to immediate possession by eviction suit. If Resident vacates or abandons the Apartment Home, Resident expressly waives, to the maximum extent permitted by law, any and all notices to vacate. Upon any default by Resident, Landlord shall be entitled to collect the Enforcement Costs. To the extent permitted by law, Landlord may give notice to vacate, if required, by any of the following methods:

(i) personal delivery;

(ii) by leaving a copy of the notice with a person of suitable age and discretion, at Resident's residence or usual place of business if Resident is absent from such place and mailing a copy to each Resident at the Resident's place of residence;

(iii) by posting a copy for each Resident in a conspicuous place on the Apartment Home and mailing a copy to Resident at the Apartment Home, or

(iv) as otherwise permitted by law.

C. Duty to Mitigate. If applicable law requires Landlord to attempt to mitigate its damages by reletting the Apartment Home, Landlord is not required to relet the Apartment Home before it leases other vacant apartment homes, Landlord may relet the Apartment Home for a period longer or shorter than the remaining Lease Term, and Landlord is not required to relet the Apartment Home at a rent less than, or on terms less advantageous to Landlord than, it is leasing other similar apartment homes. If Landlord relets the Apartment Home, any payments made after reletting shall be credited first against the Rent Damages or Rent Default Termination Damages, as the case may be, then to any Losses incurred by Landlord, then to other amounts that are not considered "Rent" by applicable law, then to delinquent Rent and then to current Rent.

D. Credit Reporting. Landlord may report all Lease defaults, including unpaid Rent, other amounts due and/or insufficient funds or returned checks, to any national or local credit bureau or other similar collection or credit reporting service for permanent recordation in Resident's credit record as well as to any national or local tenant reporting bureau. Pursuant to Civil Code §1785.26, Resident is notified that a negative credit report reflecting on Resident's credit record may be submitted in the future to a credit reporting agency if Resident fails to fulfill the terms of any obligations to Landlord.

17. **MULTIPLE RESIDENTS.** If there is more than one Resident, each Resident is jointly and severally liable for all obligations under this Lease. The violation of this Lease by any Resident Party is a violation by all Residents. Requests and notices from Landlord to any Resident constitute notice to all Residents and Additional Live-In Residents. A notice from, consent by (including consent for entry into the Apartment Home) or action taken by any Resident is a notice from, consent by, or action of all Residents. All demonstrations, inspections and explanations made by Landlord to one of the Residents shall bind all Residents with the same force and effect as if made to each Resident. An Additional Live-In Resident who has permanently moved out according to an affidavit signed by a Resident is, at Landlord's option, no longer entitled to occupancy of or keys to the Apartment Home. The termination of such person's right of occupancy of the Apartment Home shall not release such person from any obligations under this Lease unless specifically agreed in writing by Landlord. In eviction suits, any one Resident is the agent of all other Residents in the Apartment Home for purposes of judicial service of process.

18. **ASSIGNMENT**. Resident shall not sublet the Apartment or assign this Lease for any length of time, including, but not limited to, renting out the Apartment using a short term rental service such as airbnb.com, VRBO.com or homeaway.com. Any purported assignment or sublet of this Lease or the Apartment Home without the prior written consent of Landlord is null and void. A departing Resident's claim to any Deposit automatically transfers to the replacing Resident upon the date of Landlord's written approval of such replacement, and the departing Resident shall have no rights or claims to the Deposit against Landlord.

19. **RELEASE OF RESIDENT**.

A. No Release. Resident shall not be released from this Lease on any grounds, including voluntary or involuntary school withdrawal or transfer, voluntary or involuntary business transfer, layoff or termination, marriage, divorce, marriage reconciliation, loss of co-residents, bad health, or any other reason (except as expressly stated in this section).

B. Limited Exception-Military Servicemembers. Resident may terminate this Lease before the Lease End Date by providing the written notice required below if:

(i) Resident enters military service of the United States (as defined in the Servicemembers' Civil Relief Act) after Resident enters into this Lease; or

(ii) Resident was a member of the military service of the United States when the lease was executed and thereafter receives: (I) Orders for a permanent change of station; or (II) Orders to deploy with a military unit for at least 90 days.

In order to terminate this Lease under this "Limited Exception-Military Servicemembers", Resident must give Landlord written notice of termination. The termination shall be effective 30 days after the first date on which the next rental payment is due and payable. (For example, if Resident gives Landlord notice on March 15th, this Lease would terminate on May 1 with respect to Resident and Resident's dependents). At the time Resident gives such notice, Resident must furnish Landlord with a copy of the servicemember's military orders proving eligibility for the Limited Exception under paragraph 19B(i) or (ii). Military permission for base housing does not constitute a permanent change of station order. The release under this subsection applies only to the Resident in U.S. military service and such Resident's dependents (including Resident's spouse).

C. Death of All Residents. If all Residents are no longer living, this Lease shall terminate upon the death of the last such Resident, except for those provisions of Section 15 applicable to a deceased Resident's personal property.

20. **MOVE OUT PROCEDURES**.

A. Move Out Cleaning and Inspection. Resident shall comply with the terms of Landlord's move-out instructions and otherwise peacefully vacate and surrender possession of the Apartment Home in the same condition as when leased, except for ordinary wear and tear. Resident shall clean thoroughly the Apartment Home, including bathrooms, kitchen appliances, windows, furniture, patios, garage and storage rooms, to the same level of cleanliness that existed at the time Resident first took occupancy. After Resident vacates the Apartment Home, Landlord will inspect the Apartment Home and shall complete the Condition Form. Resident may request in writing an initial inspection to take place no earlier than two weeks before the end of the tenancy as provided by law. Any verbal estimate of repairs, charges or deductions given by Landlord's Related Parties shall not bind Landlord.

B. Deductions. In addition to other amounts which Landlord may deduct from the Deposit pursuant to this Lease, Landlord may deduct the following items from the Deposit:

(i) the cost of cleaning the Apartment Home;

(ii) Landlord's actual expenses for repairs and damages beyond normal wear and tear to the Apartment Home or its contents;

(iii) charges for changing the locks if Resident does not leave the keys;

(iv) damages resulting from Resident's breach of any provision of this Lease;

(v) any unpaid Rent or other amounts due to Landlord under the terms of this Lease; and

(vi) to remedy future defaults by Resident of any obligation under this Lease to restore, replace, or return personal property or appurtenances, exclusive of ordinary wear and tear.

If lawful deductions exceed the total amount of the Deposit, Resident shall pay such excess amount upon written demand by Landlord.

C. Surrender. "Surrender" or "vacating" of the Apartment Home shall occur upon the first to occur of the following events:

(i) all Residents who signed this Lease live elsewhere and the Lease Term has expired or been terminated; or

(ii) all keys, access cards and remote openers have been turned in.

21. **SMOKE FREE AREAS.**

A. Purpose. The parties want to reduce or eliminate (a) the irritation and known health effects of secondhand smoke; (b) the increased maintenance, cleaning and redecorating costs from smoking, and (c) the increased risk of fire and insurance costs associated with smoking.

B. Smoking Definition. "Smoke" or "Smoking" as those terms are used in this Lease means inhaling, exhaling, breathing, or carrying any lighted cigar, cigarette, pipe, or other tobacco or medicinal marijuana product or similar lighted product, or any e-cigarette or similar vaporizer in any manner or in any form.

C. Smoking Prohibited. Resident, Additional Live-In Residents, guests or invitees may not smoke anywhere in the Smoke-Free Areas, identified in the Definition Annex. Resident must inform guests and invitees of the no-smoking policy within the Smoke-Free Areas.

D. Landlord Rights. Landlord will have the right, but not the obligation, to enforce the terms of this Section 21. A material breach of this Section 21 will be a material breach of the Lease and grounds for immediate termination of the Lease. Landlord shall also have the right to fine Resident $250 for each breach of this Addendum. Additionally, Resident will be responsible for any damage caused by Resident's breach. These damages may include (but are not limited to) the cost to clean items discolored or smelling of smoke (such as carpets, draperies, walls and other items), repair burn marks, and remove cigarette butts.

E. No Guarantee or Warranty. Neither Landlord nor Landlord's Representatives guarantee or warranty Resident's health or the smoke-free condition of the designated smoke-free areas. Resident acknowledges that the success of Landlord's efforts to make the designated areas smoke-free is dependent on voluntary compliance by Resident and others. Resident acknowledges that Landlord's adoption of a smoke-free living environment and the efforts to designate the Community or portions thereof as smoke-free do not in any way change the standard of care that Landlord would have to Resident's household to render buildings and Apartment Home designated as smoke-free any safer, more habitable, or improved in terms of air quality standards than any other rental premises. Landlord specifically disclaims any implied or express warranties that the building, common areas, or Resident's Apartment Home will have any higher or improved air quality standards than any other rental property. Landlord cannot and does not warrant or promise that the Apartment Home or common areas will be free from secondhand smoke. Resident acknowledges that Landlord's ability to police, monitor, or enforce the agreements of this Section is dependent in significant part on voluntary compliance by Resident and Resident's guests. Residents with respiratory ailments, allergies, or any other physical or mental condition relating to smoke are hereby notified that Landlord does not assume any higher duty of care to enforce this Section than any other Landlord obligation under the Lease.

F. Current Residents. Residents currently living in designated smoke-free areas under previous leases may not immediately be subject to the no-smoking policy. As current residents in designated smoke-free areas enter into new leases, or convert to month-to-month tenancies, Landlord intends to implement the smoke free policy as to those residents. As current residents in designated smoke-free areas vacate, Landlord intends to implement the smoke-free policy as to those apartment homes.

22. **MISCELLANEOUS.**

A. Casualty. If the Apartment Home becomes unfit for occupancy, as determined by Landlord, whether by casualty or otherwise, except as otherwise provided by applicable law Landlord may refuse to repair the same and, by giving written notice to Resident, terminate this Lease.

B. Notice Requirement. All notices by Resident to Landlord or Landlord's Representative shall be in writing and delivered to the location where Rent is paid or to Landlord's E-Mail Address. Notices by Landlord to Resident shall be served in any manner permitted under applicable law. Facsimile signatures are binding on all notices.

C. Entire Agreement. This Lease, together with the Definition Annex, and Community Rules, and addenda and exhibits attached to this Lease, are a part of, and constitute, the entire agreement between Landlord and Resident with respect to the lease of the Apartment Home, and are considered the "Lease" for this agreement. No prior or contemporaneous agreements or understandings are effective for any purpose. The Lease may not be amended or supplemented except by an agreement in writing signed by Resident and Landlord. No statement of any of Landlord's Related Parties shall modify, add, or delete provisions of this Lease unless in writing signed by Resident and Landlord. This Lease may be executed in multiple copies.

D. Rental Application. Resident represents and warrants that all of Resident's statements in the rental application are true and correct and understands that Landlord relied upon these statements in the execution of this Lease. If this Lease is executed prior to approval of Resident's rental application by Landlord, this Lease shall not become effective until Landlord has either tendered the Apartment Home to Resident or approved Resident's application(s) in writing. If any information stated in the rental application changes during the Lease Term, Resident shall immediately notify Landlord in writing of the change.

E. No Claims Against Landlord's Related Parties. To the maximum extent permitted by law, Resident waives any right to make any Claim against or seek to impose any personal liability upon any of Landlord's Related Parties and waives any right to specific performance or injunctive relief with respect to this Lease.

F. Waiver. The waiver by Landlord of any term contained in this Lease shall not be effective unless in writing and signed by Landlord, and any such waiver shall not be a waiver of any other term or any subsequent breach of the same or any other term of this Lease. The acceptance of Rent or other amounts due from Resident to Landlord shall not be deemed a waiver of any preceding default by Resident of any term of this Lease, other than the failure of Resident to pay the particular Rent or amount so accepted, regardless of Landlord's knowledge of such preceding default at the time of the acceptance of such Rent or other amounts.

G. Landlord's Representative. Landlord's Representative acts only as agent for Landlord. Responsibility for all obligations of Landlord, including Deposits, rests entirely with Landlord. Landlord's Representative shall have all the rights, powers and benefits of Landlord under this Lease.

H. Binding Effect. The covenants and conditions contained in this Lease shall inure to the benefit of and bind the successors and permitted assigns of the parties to this Lease.

I. Jurisdiction/Governing Law . Landlord and Resident agree that any action to enforce or interpret, or related to, this Lease shall be brought in a court of competent jurisdiction in the state in which the Community is located. Landlord and Resident consent to personal jurisdiction and venue in such courts. This Lease shall be governed by and construed in accordance with the laws of the state where the Community is located, without giving effect to the principles of conflict of laws thereof.

J. Continuing Liability. No termination or expiration of this Lease shall relieve Resident of any obligation to pay or reimburse sums to Landlord or to indemnify or hold harmless or defend Landlord's Related Parties from any Loss, where such obligation accrues or arises prior to such termination or expiration of this Lease.

K. Assignment By Landlord. Nothing in this Lease restricts Landlord's right to sell, convey, ground lease, hypothecate, assign or otherwise deal with the Apartment Home or Community or Landlord's interest under this Lease. Upon termination of Landlord's interest in the Community, Landlord will handle the Deposit as required by applicable law. A sale, conveyance, or assignment of the Apartment Home or Community will release automatically Landlord from future liability under this Lease. Except as provided by applicable law, Resident shall look solely to Landlord's transferee for performance of Landlord's obligations relating to the period after such effective date. This Lease will not be affected by any such sale, conveyance, ground lease hypothecation or assignment, and Resident will attorn to Landlord's transferee. Resident accepts the Apartment Home subject to and subordinate to any existing or future recorded mortgage, deed of trust, easement, lien or

encumbrance, or, if determined by any lender, superior to any existing or future mortgage or deed of trust.

L. Standard of Decision. Unless otherwise expressly provided in this Lease, if Landlord has discretion with respect to any matter, or any consent or approval is to be made by Landlord, such discretion, consent or approval shall be in Landlord's sole discretion.

M. Examples Are Not Limitations. All examples of items or matters included in a description are given as examples only, without limitation as to the description given of such matter.

N. DISCLOSURE OF RESIDENT INFORMATION. RESIDENT ACKNOWLEDGES AND AGREES THAT LANDLORD MAY DISCLOSE INFORMATION WITH RESPECT TO RESIDENT AS REQUIRED BY LAW (SUCH AS SEARCH WARRANTS OR SUBPOENAS), IN COMPLIANCE WITH LAW ENFORCEMENT REQUESTS OR LEGAL NOTICES, WITH RESPECT TO AFFORDABLE OR SUBSIDIZED HOUSING-RELATED GOVERNMENT REQUESTS OR AS AUTHORIZED BY RESIDENT, INCLUDING RENTAL HISTORY.

O. Background Investigation. Resident acknowledges and agrees that, as stated in Resident's rental application, and to the extent permitted by law, Landlord may request an investigative consumer report containing information obtained through personal interviews with Resident's landlord, employer or others with whom Resident is acquainted. This inquiry may include information as to Resident's character, general reputation, personal characteristics, mode of living and credit report. The federal Fair Credit Reporting Act requires Landlord to provide Resident with additional information about the nature and scope of the investigation if Resident provides a written request of Landlord within a reasonable time. In addition, upon written request, Landlord will notify Resident if an investigative consumer report has been obtained relating to Resident, and provide Resident with the name and address of the consumer reporting agency that prepared the report. Resident also may request a copy of any consumer report or investigative consumer report relating to Resident directly from the consumer reporting agency. Resident acknowledges that it received a summary of Resident's rights under the Fair Credit Reporting Act when Resident executed Resident's rental application. **Resident authorizes Landlord, or its agent, attorney or assign to order and review one or more consumer reports relating to Resident (including credit history, criminal history and rental history, including other properties owned by property owners affiliated with Landlord). Resident authorizes Landlord, or its agent, attorney or assign to order or prepare, and review, investigative consumer reports relating to Resident. Resident understands and authorizes Landlord, or its agent, attorney or assign to continue to obtain or prepare consumer reports and investigative consumer reports on Resident for the duration of this Lease and at any time thereafter, including for the purposes of collection of amounts Resident may owe under any lease or other agreement. Resident further authorizes and directs all employers, financial institutions, banks, creditors, and residential managers/landlords to release any and all information relating to Resident to Landlord or its agent, attorney or assign. The provisions of this section shall survive the termination of this Lease for the purpose of Landlord pursuing remedies against Resident for breach of this Lease.**

P. State Law. To the extent that federal law or the laws of the state, county or municipality in which the Community is located impose any requirement on Landlord or Resident that is contrary to any provision of this Lease or prohibit the inclusion in any lease of any provision included in this Lease, this Lease shall be deemed to be amended so as to comply with such law. The reformation of any provision of this Lease shall not invalidate this Lease. If an invalid provision cannot be reformed, it shall be severed and the remaining portions of this Lease shall be enforced.

Q. Fair Housing. Landlord adheres to the federal Fair Housing Act which stipulates that it is illegal to discriminate against any person in housing practices because of race, color, religion, sex, national origin, disability or familial status, and to California fair housing laws which prohibit discrimination based on ancestory, gender, marital status, sexual orientation, and source of income. All requirements of the Fair Housing Act and all other federal, state and local laws pertaining to civil rights of the Community's applicants and residents will be followed during all leasing and management activities of the Community.

R. Prorations. Any proration of Rent under this Lease shall be calculated by dividing the Rent by 30 days and multiplying that amount by the applicable number of days in the month.

S. Other Deposits. If Landlord collects a deposit, other than the Deposit, pursuant to an addendum or this Lease (an "**Other Deposit**"), then, to the maximum extent permitted by law, Landlord may apply the Other Deposits to any amounts owed by Resident to Landlord for which the Deposit may be used.

T. Attorneys Fees. In any legal proceeding brought by either Landlord or Resident against the other, in addition to any other relief granted, the prevailing party will recover reasonable attorneys' fees from the other party, not to exceed the Attorney's Fee Cap.

U. Registered Sex Offenders Notice. Pursuant to Section 290.46 of the Penal Code, information about specified registered sex offenders is made available to the public via an Internet Web site maintained by the Department of Justice at www.meganslaw.ca.gov. Depending on an offender's criminal history, this information will include either the address at which the offender resides or the community of residence and ZIP Code in which he or she resides.

V. Proposition 65. WARNING: THIS APARTMENT COMMUNITY CONTAINS CHEMICALS KNOWN TO THE STATE OF CALIFORNIA TO CAUSE CANCER, BIRTH DEFECTS AND REPRODUCTIVE HARM. THESE CHEMICALS MAY INCLUDE FORMALDAHYDE, TOBACCO SMOKE, UNLEADED GASOLINE, SOOTS, TARS AND MINERAL OILS. THE CHEMICALS ARE CONTAINED IN SOME OF THE BUILDING MATERIALS, IN SOME OF THE PRODUCTS AND MATERIALS USED TO MAINTAIN THE PROPERTY AND IN EMISSIONS, FUMES, AND SMOKE FROM TENANT ACTIVITIES, INCLUDING, BUT NOT LIMITED TO MOTOR VEHICLE USES, BARBEQUES AND TOBACCO PRODUCTS. THESE CHEMICALS MAY INCLUDE, BUT ARE NOT LIMITED TO, CARBON MONOXIDE, ASBESTOS AND LEAD BASED PAINT.

W. Asbestos. This Community and the Apartment Home may contain asbestos, a chemical known to the State of California to cause cancer. Disturbance or damage to certain interior apartment surfaces may increase the potential exposure to asbestos and other chemicals. Resident(s) and their guests, employees and contractors, may not damage or disturb the ceiling. Prohibited activities include:

(i) piercing the surface of the ceiling by drilling or any other method;

(ii) hanging plants, mobiles, or other objects from the ceiling;

(iii) attaching any fixtures to the ceiling;

(iv) allowing any objects to come in contact with the ceiling;

(v) permitting water or any liquid, other that ordinary steam condensation, to come in contact with the ceiling;

(vi) painting, cleaning, or repairing any portion of the ceiling;

(vii) replacing light fixtures in the ceiling; and

(vii) undertaking any activity which results in building vibrations which may cause damage to the ceiling.

Resident must notify Landlord immediately:

(i) if there is any damage to or deterioration of the ceiling in the Apartment Home, including any flaking, loose, cracking, hanging or dislodged ceiling material, and any water leaks or stains in the ceiling; or

(ii) upon the occurrence of any of the events described in the paragraph above.

X. Communication with Resident. Resident authorizes Landlord and Landlord's Representative to use the contact information above in Paragraph 6 of the Definition Annex, and also the Apartment Home address for purposes of contacting applicant. Landlord may use telephone, email, US mail, or any other means of communication. Resident agrees to promptly update Landlord with any new contact information during the Term and any extension.

Y. Time. Time is of the essence of the performance of each party's obligations under the Lease. All time periods under this Lease shall be calculated in calendar days.

DocuSigned by:
Rory Cutaia
C6E252291329498...

DocuSigned by:
Matthew J. Loun
70A80FBBE3744DE...

EQUAL HOUSING OPPORTUNITY